UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007 (July 30, 2007)

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Axion Investment Corp.

May 24, 2007

Item 1.01.

Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement.

On July 30, 2007 our wholly-owned subsidiary, Axion Investment Corp., obtained a loan in the amount of $11.7 million US ($12.5 million Canadian) for the development of the property located at 9655 King George Highway, Surrey, British Columbia.  The loan was obtained through Royal Bank of Canada.  The loan is due to be repaid on June 30, 2009.  The loan accrues interest at the prime rate set by the Royal Bank of Canada plus .50%.  The credit facility is secured by guarantees from Axion Investment Corporation and us and with the property.

The credit facility is conditioned upon a number of requirements being met, including but not limited to, appraisal of the project, an environmental report, a soils report, confirmation of permits and approvals, engagement of a project monitor, schedule of pre-sales contracts, insurance, fixed price contracts for at least 80% of the project hard construction costs, and other requirements that the bank may reasonably require.

The project consists of a retail facility of approximately 4,300 square feet and a residential complex of approximately 80,000 square feet which will consist of 111 condominiums.  The Company has presold all of the condominiums and has placed approximately $2.14 million in deposits into a trust account with Macdonald Realty Ltd.  If the Company is successful in selling all of the condominiums, it expects to receive sale proceeds of approximately $22.4 million.  The Company estimates that the total cost to develop the property will be approximately $17.2 million.  There can be no assurance that the development will be successful or that developing the property in this manner will increase, or even maintain, its value.

Item 9.01.

Financial Statements and Exhibits.

Exhibit 10.1

Letter agreement between Axion Investment Corp. and Royal Bank of Canada

Exhibit 99

Press release

Axion Investment Corp.

May 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  July 30, 2007

Axion Investment Corp.

May 24, 2007

Exhibit 10.1

S. (Sylvia) Kovesdi Senior Account Manager Real Estate & Hospitality	RBC Commercial Markets 1055 West Georgia Street, 36th Floor Vancouver, B.C., V6E 3S5 Tel: (604) 665-4072 Fax: (604) 665-3176 Email:sylvia.kovesdi@rbc.com

May 24, 2007

Private and Confidential

AXION INVESTMENT CORP.
1963 Lougheed Highway

Coquitlam, B.C.

V3K 3T8

Attention: Mr. Abdul Ladha

Dear Sirs/Mesdames:

We are pleased to offer the credit facilities described below (the “Credit Facilities”), subject to the following terms and conditions.

DEFINITIONS AND SCHEDULES

The attached schedules are incorporated into this agreement by reference. Schedule “A” contains definitions of capitalized terms used and not otherwise defined in this agreement.  Unless otherwise provided, all dollar amounts are in Canadian currency and accounting terms are to be interpreted in accordance with GAAP.

BORROWER

Axion Investment Corp.

(the “Borrower”)

LENDER

Royal Bank of Canada

(the “Bank”)

CREDIT FACILITIES

Facility (1):

$12,500,000 non-revolving term facility, by way of RBP based loans (“RBP Loans”);

Facility (2):

$500,000 revolving demand facility, by way of RBP loans;

Facility (3):

$500,000 revolving demand facility, by way of Letters of Guarantee (“LGs”).

The aggregate of Facility (1), Facility (2), and Facility (3) shall not exceed $12,500,000 at any time.

Each use of the Credit Facilities is a “Borrowing” and all such usages outstanding at any time are “Borrowings”. Schedule “B” contains notice provisions applicable to Borrowings that must be complied with. Schedule “C” contains terms and conditions applicable to Borrowings made otherwise than by way of RBP Loans which must be complied with.

PURPOSE

Facility (1)

Finance construction costs of a condominium containing 111 residential and 4 commercial units (the “Project”) located at 9643 King George Highway, Surrey, B.C. described as East 375 (Explanatory Plan 17295), North Half Lot 8, Except: Part Within Heavy Outline On Highway Statutory Right-of-Way Plan 62493: Section 34, Block 5 North, Range 2 West, NWD Plan 880, PID: 011-927-780 (the “Project Lands”) in accordance with a Bank approved budget (the “Project Budget”).

Facility (2)

Temporary financing of Project construction costs pending repayment from monthly progress advances under Facility (1).

Facility (3)

Financial security for municipal, utility and other obligations of the Borrower in respect of the Project.

AVAILABILITY

Facility (1)

The Borrower may borrow up to the amount of this facility, provided:

(a)

if the initial Borrowing under this facility does not occur before September 30, 2007, the Bank may, at its sole discretion, cancel this facility and the Bank will be under no obligation to advance further funds hereunder;

(b)

at any time after June 30, 2009, or such later date as may be agreed upon by the Bank and the Borrower, any unutilized portion of this facility shall be cancelled by the Bank;

(c)

an Event of Default shall not have occurred and be continuing at the time of any Borrowing;

(d)

Borrowings are to be made by way of progress advances no more frequently than monthly, shall only be used to pay Project cost items provided for in the Project Budget and the maximum total loan amount available will be determined as follows:

(i)

Actual costs to date, established to the Bank’s satisfaction for cost items provided in accordance with the Project Budget, less the sum of:

(a)

the Borrower’s required equity contribution of $4,161,987, including land equity of $1,540,000;

(b)

unpaid Project payables, excluding those to be paid from the requested Borrowing;

(c)

any amount due in respect of the Project Lands; and

(d)

interim Project revenue received;

must be greater than or equal to the aggregate Borrowings advanced to date (after giving effect to the requested Borrowing);

(i)

Costs to complete the Project, established to the Bank’s satisfaction, plus the sum of:

(a)

unpaid Project payables, excluding those to be paid from the requested Borrowing; and

(b)

Project lien holdbacks; less:

(c)

forecast interim Project revenue to be received during the construction period,

must be less than or equal to the unutilized portion of this facility (after giving effect to the requested Borrowing);

(a)

all remittances for Potential Prior-Ranking Claims are current;

(b)

the aggregate Borrowings outstanding under this facility plus the aggregate Borrowings outstanding under Facility (2) and Facility (3) must not exceed $12,500,000 at any time; and

(c)

the Bank will be under no obligation to advance further Borrowings if at any time the condition outlined in (d)(ii) above is not met. The Borrower and the Guarantor will be liable to immediately cover any such deficiency as soon as it arises or is identified by the Bank or the Project Monitor.

Facility (2)

The Borrower may borrow, repay and reborrow up to the amount of this demand facility, provided:

(a)

this facility is made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice or demand; and

(b)

the aggregate Borrowings outstanding this facility plus the aggregate Borrowings outstanding under Facility (1), and Facility (3) must not exceed $12,500,000 at any time.

Facility (3)

The Borrower may borrow, repay and reborrow up to the amount of this demand facility, provided:

(a)

this facility is made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice or demand; and

(b)

the aggregate Borrowings outstanding this facility plus the aggregate Borrowings outstanding under Facility (1), and Facility (2) must not exceed $12,500,000 at any time.

REPAYMENT

Facility (1)

Borrowings are to be repaid from 100% of the Net Sales Proceeds received on the closings of sales of units in the Project. In any event, all Borrowings outstanding under this facility shall be repayable in full by no later than June 30, 2009.

Facility (2)

Notwithstanding compliance with the covenants and all other terms and conditions of this agreement, Borrowings under this facility are repayable on demand and the Bank may terminate this facility at any time, without notice or demand. Upon demand or termination, the Borrower shall pay to the Bank all Borrowings outstanding under this facility.

Without affecting the Bank’s right to demand payment or terminate this facility at any time, Borrowings are to be repaid from the proceeds of monthly progress advances under Facility (1). In any event, all Borrowings under this facility shall be repayable in full by no later than June 30, 2009.

Facility (3)

Notwithstanding compliance with the covenants and all other terms and conditions of this agreement, and regardless of the maturities of any outstanding contracts, Borrowings under this facility are repayable on demand and the Bank may terminate this facility at any time, without notice or demand.

Without affecting the Bank’s right to demand payment or terminate this facility at any time, the Borrower agrees that upon repayment in full of all Borrowings outstanding under Facility (1), and Facility (2), Borrowings outstanding under this facility will be cash collateralized on a dollar for dollar basis or secured by the Project Lands such that the Net Realizable Value of the remaining units secures the aggregate Borrowings outstanding on a 2:1 basis.

Upon demand or termination, the Borrower shall pay to the Bank an amount equal to the aggregate of the face amounts of all LGs which are unexpired, which amount shall be held by the Bank as security for the Borrower’s obligations to the Bank in respect of such contracts.  The Bank may enforce its rights to realize upon its security and retain an amount sufficient to secure the Bank for the Borrower’s obligations to the Bank in respect of such contracts.

INTEREST RATES AND FEES

Facility (1)
RBP Loans:	RBP plus .50% per annum.

Facility (2)
RBP Loans:	RBP plus .50% per annum.

Facility (3)
LGs:	fee to be quoted by the Bank at the time of issue of each LG, subject to a minimum fee of $100.

Arrangement Fee

An arrangement fee of $38,000 is payable by the Borrower upon acceptance of this agreement.  This fee is non-refundable and is deemed to be earned by the Bank upon acceptance of this agreement, to compensate for time, effort and expense incurred by the Bank in approving these facilities.

Revolvement Fee

An administration fee of $75 per month, for revolving RBP Loans under Facility (2) is payable monthly in arrears on such date as the Bank may determine.

Discharge Fee

A fee of $100 per document is payable by the Borrower and is due upon delivery of the discharge document(s) to the Borrower.

CALCULATION AND PAYMENT OF INTEREST AND FEES

RBP Loans

The Borrower shall pay interest on each RBP Loan, monthly in arrears, on the 21st day of each month or such other day as may be agreed to between the Borrower and the Bank.  Such interest will be calculated monthly and will accrue daily on the basis of the actual number of days elapsed and a year of 365 days.

LG Fees

The Borrower shall pay an LG fee on the date of issuance of any LG calculated on the face amount of the LG issued and based on the number of days in the term thereof and a year of 365 days. Additional fees may be payable by the Borrower in respect of LGs, including, without limitation, fees for the administration of the LGs.

Limit on Interest

The Borrower shall not be obligated to pay any interest, fees or costs under or in connection with this agreement in excess of what is permitted by law.

Overdue Payments

Any amount that is not paid when due hereunder shall, unless interest is otherwise payable in respect thereof in accordance with the terms of this agreement or the instrument or contract governing same, bear interest until paid at the rate of RBP plus 5% per annum. Such interest on overdue amounts shall be computed daily, compounded monthly and shall be payable both before and after any or all of default, maturity date, demand and judgement.

Equivalent Yearly Rates

The annual rates of interest or fees to which the rates calculated in accordance with this agreement are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365.

Time and Place of Payment

Amounts payable by the Borrower hereunder shall be paid at such place as the Bank may advise from time to time in the applicable currency. Amounts due on a day other than a Business Day shall be deemed to be due on the Business Day next following such day.  Interest and fees payable under this agreement are payable both before and after any or all of default, maturity date, demand and judgement.

EVIDENCE OF INDEBTEDNESS

The Bank shall open and maintain accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of each Borrowing, the payment of principal and interest and all other amounts becoming due to the Bank under this agreement.

The Bank's accounts and records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.

The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any Bank account of the Borrower for all amounts payable by the Borrower to the Bank pursuant to this agreement.

GENERAL ACCOUNT

The Borrower shall establish a current account with the Bank (the “General Account”) for the conduct of the Borrower’s day to day banking business.  If the balance in the General Account:

(a)

is a credit, the Bank may apply, at any time in its discretion, the amount of such credit or part thereof, rounded to the nearest $5,000, as a repayment of Borrowings outstanding by way of RBP Loans under Facility (2), or

(b)

is a debit, the Bank may, subject to availability, make available a Borrowing by way of an RBP Loan under Facility (2) in an amount, rounded to the nearest $5,000, as is required to place the General Account at not less than a zero balance.

CONDITIONS PRECEDENT

The availability of any Borrowing is conditional upon:

(a)

receipt of a duly executed copy of this agreement;

(b)

receipt of the security provided for herein, in form and substance satisfactory to the Bank, registered as required to perfect and maintain the security created thereby and such certificates, authorizations, resolutions and legal opinions as the Bank may reasonably require;

(c)

receipt of an appraisal in respect of the Project Lands, completed by an appraiser acceptable to the Bank and containing findings acceptable to the Bank;

(d)

receipt of a Stage I Environmental Site Assessment and/or subsequent reports if necessary in respect of the Project Lands, conducted by a consultant acceptable to the Bank and containing findings acceptable to the Bank;

(e)

receipt of a certificate from an engineer acceptable to the Bank confirming that soil conditions are satisfactory for the development and construction of the Project;

(f)

receipt of a draft plan prepared by the Borrower’s architect or engineer setting forth the boundaries, areas and dimensions of the Project Lands, the location of any encroachments, easements or rights of way and the proposed location of any improvements to the Project Lands;

(g)

receipt of a copy of the Borrower’s standard form of purchase and sale agreement, in form and content acceptable to the Bank;

(h)

receipt of confirmation, satisfactory to the Bank and review by the Bank’s Project Monitor that the required regulatory permits and approvals have been obtained for the Project, including, but not limited to, zoning approvals, development permit(s) and building permit(s) and rental disclosure statement and disclosure statement as required pursuant to Part 2 of the Real Estate Development Marketing Act (B.C.) and confirmation of the Project’s enrolment in a new home owner’s warranty program acceptable to the Bank;

(i)

the engagement of Butterfield Development Consultants Ltd. (the “Project Monitor”) to act on behalf of the Bank throughout the duration of the Project at the Borrower’s expense substantially on the terms and conditions contained in Schedule “D”;

(j)

receipt of a detailed Project Budget, in form and substance satisfactory to the Bank and review by the Bank’s Project Monitor, for the completion of the Project, broken down into hard and soft costs, a copy of the most recent plans and specifications, including, without limitation, all structural, architectural, mechanical, electrical, landscape and interior design and specifications for the Project and the Project construction time schedule (the “Project Schedule”), as reviewed and approved by the Bank and the Project Monitor;

(k)

receipt of evidence that the Borrower has injected $4,161,987, including land equity of $1,540,000, as identified in the Project Budget as approved by the Bank and the Project Monitor;

(l)

receipt of evidence of 100% of Facility (1) being recoverable from the Net Realizable Value from Pre-Sales supported by copies of executed purchase and sale agreements, acceptable to the Bank;

(m)

receipt of a schedule of Pre-Sales including purchaser name and current address, unit number of the property being acquired, asking price, sale price, deposit status (including location of deposit, amount paid to date and amount and timing of deposit yet to be paid) and closing date and any special conditions;

(n)

receipt of confirmation that fixed unit price contracts on terms and conditions satisfactory to the Bank and the Project Monitor are in place for a minimum of 80% of the hard construction costs of the Project (inclusive of all major contracts including structural, mechanical, electrical, forming and concrete);

(o)

receipt of a certificate of insurance in respect of the Project and the Project Lands evidencing:

(i)

builders all risk (including, without limitation, earthquake, flood, testing and commissioning) coverage for the full replacement cost of the Project, excluding land costs, with the Bank as first mortgagee;

(ii)

wrap-up liability coverage of not less than $10,000,000  with the Bank as an additional insured; and

(iii)

a soft cost endorsement in an amount not less than 25% of the soft cost portion of the Project Budget, excluding land costs;

all in form, scope and content acceptable to the Bank; and

(p)

receipt of such financial and other information or documents relating to the Borrower or Guarantor as the Bank may reasonably require.

ONGOING CONDITIONS - FACILITY (1)

In addition to the conditions set forth in the Conditions Precedent section above, the availability of any Borrowing under Facility (1) is conditional upon the satisfaction of each of the following conditions prior to each and every Borrowing:

(a)

receipt by the Bank of title search(es) providing evidence satisfactory to the Bank that no liens or other encumbrances are registered against the Project Lands, except for Permitted Encumbrances;

(b)

receipt by the Bank of a Request for Advance together with a Project Monitor Certificate and Project Consultants’ Certificate(s) and a Builders Lien Officers Declaration & Direction to Pay, substantially in the form of Forms A, B, C and D, contained in Schedule “D”; and

(c)

receipt by the Bank of an updated schedule of Pre-Sales including purchaser name and current address, unit number of the property being acquired, asking price, sale price, deposit status (including location of deposit, amount paid to date and amount and timing of deposit yet to be paid) and closing date and any special conditions.

SECURITY

The security for the Borrowings and all other obligations of the Borrower to the Bank shall include:

(a)

Collateral mortgage, including an assignment of rents, in the amount of $14,000,000 on the Bank’s standard form signed by the Borrower constituting a first fixed charge on the Project Lands;

(b)

General security agreement – floating charge on land on the Bank’s form 923 signed by the Borrower constituting a first floating charge on all present and after-acquired real property of the Borrower and a first ranking security interest in all personal property of the Borrower;

(c)

Guarantee and postponement of claim on the Bank’s form 812 in the amount of $12,500,000 signed by AbleAuctions.com, Inc.;

(d)

Cash collateral agreement on the Bank’s form 610 signed by the Borrower pledging term deposits and/or guaranteed investment certificates, if and when required, to cash collateralize LGs under Facility (3); and

(e)

Joint and several undertaking from the Borrower and the Guarantor agreeing to complete the Project and to fund, from resources outside the Project, all cost overruns in excess of the aggregate costs set out in the Project Budget as approved by the Bank and any deficiencies as provided for in the Availability section as soon as such cost overruns or deficiencies arise or are identified.  The Borrower will not be eligible for further draws until such cost overruns or deficiencies are funded.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank, which representations and warranties are deemed to be repeated as at the time of each Borrowing hereunder, that:

(a)

it is a corporation duly incorporated, validly existing and duly registered or qualified to carry on business in the Province of British Columbia;

(b)

the execution, delivery and performance by it of this agreement have been duly authorized by all necessary actions and do not violate its constating documents or any Applicable Laws or agreements to which it is subject or by which it is bound;

(c)

no event has occurred which constitutes, or which, with notice, lapse of time, or both, would constitute, an Event of Default;

(d)

it has filed all material tax returns which were required to be filed by it, paid or made provision for payment of all taxes (including interest and penalties) and Potential Prior-Ranking Claims which are due and payable, and provided adequate reserves for payment of any tax, the payment of which is being contested;

(e)

it has good and marketable title to all of its properties and assets, free and clear of any encumbrances, other than as may be provided for herein;

(f)

it is in compliance in all material respects with all Applicable Laws including, without limitation, all Environmental Laws;

(g)

there is no claim, action, prosecution or other proceeding of any kind pending or threatened against it or any of its assets or properties before any court or administrative agency which relates to any non-compliance with any Environmental Law or any Release from its lands of a Contaminant into the natural environment or which, if adversely determined, might have a material adverse effect upon its financial condition or operations or its ability to perform its obligations under this agreement or any of the Bank’s security, and there are no circumstances of which it is aware which might give rise to any such proceeding which it has not fully disclosed to the Bank;

(h)

there are no litigation proceedings, arbitration proceedings or labour disputes and there are no legal proceedings pending or, to the best of its knowledge, threatened against it, before any court or administrative agency or tribunal of any country which, separately or in the aggregate, could reasonably be expected to materially and adversely affect its financial condition, its assets or operations or its ability to perform its obligations hereunder; and

(i)

it is in compliance with all terms and conditions of all insurance policies issued in respect of the Project.

The Borrower confirms that it has opened the requisite number of holdback accounts at the Bank in accordance with the applicable real property lien legislation.

REPORTING COVENANTS

The Borrower covenants and agrees with the Bank, while this agreement is in effect, to provide the Bank with:

(a)

in the event a new Borrowing has not been made under Facility (1) within the previous month, within 45 days of such month end:

(i)

a Compliance Certificate from the Borrower, substantially in the form of Schedule “G”;

(ii)

a report showing the cost of work completed to date, the cumulative positive or negative value of any change orders, the amount of any holdbacks under any real property lien legislation and the current cost to complete the Project;

(iii)        an update to the Project Budget and Project Schedule, together with comments on any material variances from the original Project Budget and Project Schedule provided to the Bank;

(iv)        comments on any material changes to the Project or any potential or actual problem areas which have been identified and may affect completion of the Project in accordance with the Project Budget and Project Schedule provided to the Bank;

(i)

Project Consultants’ Certificate(s), substantially in the form of Schedule “E” and contractor statutory declarations on properly sealed CCDC Form 9A-2001 or, alternatively, on other forms or Statutory Declarations that contain at a minimum, the information contained in Form 9A-2001; and

(ii)

a Builders Lien Officers Declaration, substantially in the Form of Schedule “F”;

(b)

in the event a new Borrowing has not been made under Facility (1) within the previous month, within 45 days of such month end, an updated schedule of Pre-Sales including purchaser name and current address, unit number of the property being acquired, asking price, sale price, deposit status (including location of deposit, amount paid to date and amount and timing of deposit yet to be paid) and closing date and any special conditions;

(c)

annual audited consolidated financial statements for the Guarantor, within 120 days of each fiscal year end; and

(d)

such other financial and operating statements and reports as and when the Bank may reasonably require.

The Bank is entitled to rely on any report or certificate provided to the Bank by the Borrower by way of email or fax transmission as though it were an originally signed document.  The Bank is further entitled to assume that any communication from the Borrower received by email or fax transmission is a reliable communication from the Borrower.

GENERAL COVENANTS

The Borrower covenants and agrees with the Bank, while this agreement is in effect:

(a)

to pay all sums of money when due by it under this agreement;

(b)

to provide the Bank with prompt written notice of any event which constitutes, or which, with notice, lapse of time, or both, would constitute an Event of Default;

(c)

to give the Bank 30 days prior written notice of any intended change in the ownership of its shares and not to consent to or facilitate a change in the ownership of its shares without the prior written consent of the Bank;

(d)

to keep its assets fully insured against such perils and in such manner as would be customarily insured by Persons carrying on  a similar business or owning similar assets;

(e)

if the Borrower owns any commercial buildings located in Metropolitan Vancouver, the Lower Fraser Valley, metropolitan Victoria or Saanich Peninsula, then, in addition to (d) above, the Borrower shall insure and keep fully insured such commercial buildings against risk of earthquake;

(f)

to file all material tax returns which are to be filed by it from time to time, to pay or make provision for payment of all taxes (including interest and penalties) and Potential Prior-Ranking Claims when due, and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

(g)

to comply in all material respects with all Applicable Laws including, without limitation, all Environmental Laws;

(h)

except for Permitted Encumbrances, not to, without the prior written consent of the Bank grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest or other encumbrance affecting any of its properties, assets or other rights;

(i)

not to, without the prior written consent of the Bank, sell, transfer, convey, lease or otherwise dispose of any of its properties or assets other than in the ordinary course of business and on commercially reasonable terms;

(j)

not to, without the prior written consent of the Bank, guarantee or otherwise provide for, on a direct, indirect or contingent basis, the payment of any monies or performance of any obligations by any other Person, except as may be provided for herein;

(k)

not to, without the prior written consent of the Bank, merge, amalgamate, or otherwise enter into any other form of business combination with any other Person;

(l)

to provide the Bank with prompt written notice of any non-compliance by the Borrower with any Environmental Laws or any Release from the land of the Borrower of a Contaminant into the natural environment and to indemnify and save harmless the Bank from all liability or loss as a result of an Environmental Activity or any non-compliance with any Environmental Law;

(m)

to permit the Bank or its representatives, from time to time, to visit and inspect the Borrower’s premises, properties and assets and examine and obtain copies of the Borrower’s records and discuss the Borrower’s affairs with the auditors, counsel and other professional advisers of the Borrower;

(n)

to diligently and continuously proceed with the Project, once commenced, in accordance with the Project Budget and Project Schedule and not to abandon the Project;

(o)

to comply with the provisions of the applicable real property lien legislation and the applicable condominium legislation, including, without limitation, the establishment and maintenance of a replacement reserve, where such replacement reserve is required under the applicable condominium legislation, as such acts may be amended from time to time;

(p)

not to, without the prior written consent of the Bank and the concurrence of the Project Monitor, make cumulative positive or negative changes to the Project Budget, regardless of whether such changes are within the initial contingency budget, which exceed the least of:

(i)

$500,000;

(ii)

10% of the approved hard costs portion of the Project Budget; and

(iii)

50% of the approved hard costs contingency portion of the Project Budget;

(q)

during the course of construction of the Project, to maintain labour, material and performance bonding as agreed to by the Borrower and the Bank after the Bank’s review of the Project Monitor’s initial report;

(r)

not to withdraw or distribute Project equity or profit until all Borrowings under Facility (1) and Facility (2) have been repaid in full and Borrowings under Facility (3) have been fully cash collateralized on a dollar for dollar basis or secured as required pursuant to the Repayment section of this agreement;

(s)

to have all liens discharged immediately from title to the Project Lands at its own cost and expense and from its own resources. No further advances will be permitted if a lien has been registered against title to the Project Lands or the Bank has received notice of a lien claim;

(t)

to establish, maintain and operate a separate account with the Bank for the Project and all funds received relating to the Project shall be deposited to and all disbursements for accounts payable and otherwise shall be paid from such account;

(u)

to comply with all terms and conditions of all insurance policies issued in respect of the Project;

(v)

as soon as practicable, and in any event, not later than completion of the foundations for any building on the Project Lands, to provide to the Bank’s Project Monitor a survey certificate, prepared by a provincial land surveyor confirming the boundaries, area and dimensions of the Project Lands, the location of the improvements to the Project Lands and the location of any encroachments, easements or rights of way on the Project Lands, together with a compliance certificate from the appropriate municipality confirming compliance with all rules, regulations and laws relating to setbacks and zoning, the building permit and other municipal bylaws;

(w)

that the Bank reserves the right to expand or vary the scope of the role of the Project Monitor at any time in its discretion, acting reasonably;

(x)

upon receipt of a request from the Bank, to name the Bank as the Borrower’s proxy, to attend and to vote at meetings of unit owners, or in the alternative, at the option of the Bank, to act as the proxy of the Bank at such meetings and to vote its interest as the Borrower and the Bank may agree upon, and for this purpose, the Borrower assigns its voting rights to the Bank. Any notice of such assignment, required by law, shall be given by the Borrower in accordance with the requirements of such applicable law;

(y)

to establish, maintain and operate a holdback account or accounts (the “Holdback Account(s)”) in the manner required by any applicable real property lien legislation.  The Holdback Account(s) shall be in addition to the account required to be operated for the Project loan as outlined above;

(z)

not to, without the prior written consent of the Bank, permit the occupancy of any strata lots prior to the strata plan being deposited in the appropriate land titles office;

(aa)

to provide the Bank the first opportunity to provide residential mortgage financing on competitive terms to qualified purchasers of the Project units; and

(bb)

to permit the Bank to erect a sign, at the Project site indicating financing is being provided by the Bank.

Each of the Borrower and the Guarantor covenants and agrees with the Bank while this agreement is in effect:

(cc)

to immediately fund from resources outside the Project any cost overruns, margin deficiencies or debt servicing shortfalls as they may occur or be identified by the Bank or the Project Monitor.

Nothing contained in the foregoing Covenants sections shall limit any right of the Bank under this agreement to terminate or demand payment of, or cancel or restrict availability of any unutilized portion of, any demand or other discretionary facility made available under this agreement.

EVENTS OF DEFAULT

Without limiting any other rights of the Bank under this agreement, if any one or more of the following events (herein an “Event of Default”) has occurred and is continuing:

(a)

the Borrower fails to pay when due any principal, interest, fees or other amounts due under this agreement;

(b)

the Borrower or Guarantor breaches any provision of this agreement or any security or other agreement with the Bank or any subsidiary or affiliate of the Bank;

(c)

the Borrower or Guarantor defaults in the payment of any indebtedness to any Person other than the Bank, or in the performance or observance of any agreement in respect of any such indebtedness where, as a result of such default, the maturity of such indebtedness is or may be accelerated;

(d)

any representation or warranty made or deemed to have been made herein or in any certificate or security provided for herein shall be false or inaccurate in any materially adverse respect;

(e)

there is, in the opinion of the Bank, a material adverse change in the financial condition, operation or ownership of the Borrower or Guarantor;

(f)

the Borrower or Guarantor is unable to pay its debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

(g)

any notice of intention is filed or any voluntary or involuntary case or proceeding is filed or commenced for (i) the bankruptcy, liquidation, winding-up, dissolution or suspension of general operations of the Borrower or Guarantor, or (ii) the composition, re-scheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts of the Borrower or Guarantor, or (iii) the appointment of a trustee, receiver, receiver and manager, liquidator, administrator, custodian or other official for, all or any significant part of the assets of the Borrower or Guarantor, or (iv) the possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or any significant part of the assets of the Borrower or Guarantor;

(h)

any secured creditor, encumbrancer or lienor, or any trustee, receiver, receiver and manager, agent, bailiff or other similar official appointed by or acting for any secured creditor, encumbrancer or lienor, takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over all or any significant part of the assets of the Borrower or Guarantor or gives notice of its intention to do any of the foregoing;

(i)

any provision of this agreement or any security agreement given in connection therewith becomes invalid or unenforceable for any reason whatsoever;

(j)

any governmental or regulatory approvals or licenses which are material to the business of the Borrower or Guarantor are revoked or suspended for any reason whatsoever;

(k)

the Borrower fails to obtain, open, maintain and operate the Holdback Account(s) in all respects as required by applicable real property lien legislation; or

(l)

the Borrower fails to obtain consent for withdrawal of monies from the Holdback Account(s) from all parties as required by applicable real property lien legislation,

then, in such event, the ability of the Borrower to make further Borrowings under any Credit Facility which is a term facility under this agreement shall immediately terminate and the Bank may, by written notice to the Borrower, declare the Borrowings outstanding under any such Credit Facility to be immediately due and payable.  Upon receipt of such written notice, the Borrower shall immediately pay to the Bank all Borrowings outstanding under any Credit Facility which is a term facility under this agreement and all other obligations of the Borrower to the Bank in connection with any such Credit Facility under this agreement.

Nothing contained in the foregoing Events of Default section shall limit any right of the Bank under this agreement to terminate or demand payment of, or cancel or restrict availability of any unutilized portion of, any demand or other discretionary facility made available under this agreement.

SUCCESSORS AND ASSIGNS

This agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

The Bank may assign all or part of its rights and obligations under this agreement to any Person.  The rights and obligations of the Borrower under this agreement may not be assigned without the prior written consent of the Bank.

The Bank may disclose to potential or actual assignees confidential information regarding the Borrower (including, any such information provided by the Borrower to the Bank) and shall not be liable for any such disclosure.

GENERAL

Expenses

The Borrower agrees to pay all fees (including legal fees), costs and expenses incurred by the Bank in connection with the preparation, negotiation and documentation of this agreement and the security provided for herein and the operation, enforcement or termination of this agreement and the security provided for herein.

Review

The Bank may conduct periodic reviews of the affairs of the Borrower, as and when determined by the Bank, for the purpose of evaluating the financial condition of the Borrower.  The Borrower shall make available to the Bank such financial statements and other information and documentation as the Bank may reasonably require and shall do all things reasonably necessary to facilitate such review by the Bank.

Potential Prior-Ranking Claims

The Borrower hereby grants its consent (such consent to remain in force as long as this agreement is in effect or any Borrowings are outstanding) to any Person having information relating to any Potential Prior-Ranking Claim arising by any law, statute, regulation or otherwise and including, without limitation, claims by or on behalf of government to release such information to the Bank at any time upon its written request for the purpose of assisting the Bank to evaluate the financial condition of the Borrower.

Set Off

The Bank is authorized, but not obligated, at any time, to apply any credit balance, whether or not then due, to which the Borrower is entitled on any account in any currency at any branch or office of the Bank in or towards satisfaction of the obligations of the Borrower due to the Bank under this agreement.  The Bank is authorized to use any such credit balance to buy such other currencies as may be necessary to effect such application.

Non-Merger

The provisions of this agreement shall not merge with any security provided to the Bank, but shall continue in full force for the benefit of the parties hereto.

Amendments and Waivers

No amendment or waiver of any provision of this agreement will be effective unless it is in writing signed by the Borrower and the Bank.  No failure or delay, on the part of the Bank, in exercising any right or power hereunder or under any security document shall operate as a waiver thereof.  The Guarantor agrees that the amendment or waiver of any provision of this agreement (other than agreements, covenants or representations expressly made by the Guarantor herein, if any) may be made without and does not require the consent or agreement of, or notice to, the Guarantor.

Severability

If any provision of this agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions of this agreement.

Governing Law

This agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and of Canada applicable therein.

Life Insurance Options

The Borrower acknowledges that Borrowings are not insured under the Bank's Business Loan Insurance Plan.

Whole Agreement

This agreement, the security and any other written agreement delivered pursuant to or referred to in this agreement constitute the whole and entire agreement between the parties in respect of the Credit Facilities.  There are no verbal agreements, undertakings or representations in connection with the Credit Facilities.

Joint and Several

Where more than one Person is liable as Borrower or Guarantor for any obligation under this agreement, then the liability of each such Person for such obligation is joint and several with each other such Person.

Counterpart Execution

This agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together constitute one and the same instrument.

Time

Time shall be of the essence in all provisions of this agreement.

Acceptance

This offer is open for acceptance until June 22, 2007, after which date it will be null and void, unless extended in writing by the Bank.

Please confirm your acceptance of this agreement by signing the attached copy of this letter in the space provided below and returning it to the undersigned.

Yours truly

Sylvia Kovesdi

Senior Account Manager

/ bf

We acknowledge and accept the foregoing terms and conditions as of

, 2007.

AXION INVESTMENT CORP.

By:

Name:
Title:

By:

Name:
Title:

I/We have authority to bind the corporation.

We acknowledge and accept the foregoing terms and conditions, as Guarantor, as of

, 2007.

ABLEAUCTIONS.COM, INC.

By:

Name:
Title:

By:

Name:
Title:

I/We have authority to bind the corporation.

Schedule “A” to the agreement dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada, as the Bank.

DEFINITIONS

For the purpose of this agreement, the following terms and phrases shall have the following meanings:

“Applicable Laws” means, with respect to any Person, property, transaction or event, all present or future Applicable Laws, statutes, regulations, rules, orders, codes, treaties, conventions, judgments, awards, determinations and decrees of any governmental, regulatory, fiscal or monetary body or court of competent jurisdiction in any applicable jurisdiction;

“Business Day” means a day, excluding Saturday, Sunday and any other day which shall be a legal holiday or a day on which banking institutions are closed throughout Canada;

“Contaminant” includes, without limitation, any pollutant, dangerous substance, liquid waste, industrial waste, hazardous material, hazardous substance or contaminant including any of the foregoing as defined in any Environmental Law;

“Environmental Activity” means any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release into the natural environment, including movement through or in the air, soil, surface water or groundwater;

“Environmental Laws” means all Applicable Laws relating to the environment or occupational health and safety, or any Environmental Activity;

“GAAP” means, generally accepted accounting principles in effect from time to time in Canada applied in a consistent manner from period to period. Any change in accounting principles or the application of accounting principles, including without limitation the use of differential reporting (or any changes to the selection of differential reporting options), is only permitted with the prior consent of the Bank;

“Guarantor” means AbleAuctions.com, Inc., a British Columbia corporation;

“Letter of Guarantee” or “LG” means a documentary credit issued by the Bank on behalf of the Borrower for the purpose of providing security to a third party that the Borrower or a person designated by the Borrower will perform a contractual obligation owed to such third party;

“Net Sales Proceeds” means the proceeds received from the sale of units in the Project less deposits, where deposits have been used as a source of funds for development of the Project, real estate commissions and closing costs and less GST/QST/HST, where such has been included in the sale price;

“Net Realizable Value” means:

(i)

when used in connection with a Pre-Sold unit, the contracted sale price of the unit, less deposits which have been released to or received by the Borrower; and

(ii)

when used in connection with an unsold unit, the estimated sale price;

  and in both cases, less the sum of:

(iii)

real estate commissions;

(iv)

closing costs; and

(v)

GST/QST/HST, where such has been included in the sale price;

“Permitted Encumbrances” means, in respect of the Project:

(i)

minor non financial encumbrances on the Project Lands such as easements and rights of way which do not materially detract from the value of such property;

(ii)

security interests or charges in personal property of the Borrower incurred or assumed in connection with the purchase, leasing or acquisition of capital equipment or office equipment in the ordinary course of business; and

(iii)

security granted in favour of the Bank;

“Person” includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof, and any other incorporated or unincorporated entity;

“Potential Prior-Ranking Claims” means all amounts owing or required to be paid, where the failure to pay any such amount could give rise to a claim pursuant to any law, statute, regulation or otherwise, which ranks or is capable of ranking in priority to the Bank’s security or otherwise in priority to any claim by the Bank for repayment of any amounts owing under this agreement;

“Pre-Sale” means the sale of units where the Borrower has entered into a binding unconditional agreement of purchase and sale with a bona fide arm’s length purchaser, who is acquiring the unit as his/her personal residence, with a minimum non-refundable deposit of 10% of the agreed upon purchase price, or 5% if the purchaser has qualified under the Canada Mortgage and Housing Corporation (“CMHC”) First Home Program with the purchaser having been approved for mortgage financing or otherwise demonstrating their ability to close with a closing date of no longer than 90 days after completion. Deposits must be (a) on deposit in a solicitor’s trust account, (b) on deposit in a trust account maintained with the Bank, (c) used in the construction of the Project or (d) held in trust by an acceptable surety under a new home warranty program acceptable to the Bank. A “Pre-Sold” unit means a unit sold which qualifies as a Pre-Sale;

“RBP” and “Royal Bank Prime” each means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on commercial loans made in Canadian currency in Canada;

“Release” includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning.

Schedule “B” to the agreement dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada, as the Bank.

NOTICE REQUIREMENTS

The notice periods outlined below are the minimum requirements but remain subject to satisfaction of all Conditions Precedent and Ongoing Conditions outlined in this agreement.

Notice Requirements for RBP Loans:

Amount	Prior Notice
Under $10,000,000	By 2 p.m. (Vancouver time) on the day of Borrowing
$10,000,000 up to but not including $50,000,000	By 10:00 a.m. (Toronto time) on the day of Borrowing
$50,000,000 and over	By 12:00 p.m. (Toronto time) 1 Business Day prior to the day of Borrowing

Schedule “C” to the agreement dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada, as the Bank.

BORROWING CONDITIONS

Borrowings made otherwise than by way of RBP Loans will be subject to the following terms and conditions:

LGs:

(a)

each LG shall expire on a Business Day and shall have a term of not more than 365 days;

(b)

at least 2 Business Days prior to the issue of an LG, the Borrower shall execute a duly authorized application with respect to such LG and each LG shall be governed by the terms and conditions of the relevant application for such contract;

(c)

an LG may not be revoked prior to its expiry date unless the consent of the beneficiary of the LG has been obtained;

(d)

any LG issued under a term facility must have an expiry date on or before the maturity date of the term facility, unless otherwise agreed by the Bank; and

(e)

if there is any inconsistency at any time between the terms of this agreement and the terms of the application for LG, the terms of the application for LG shall govern.

Schedule “D” to the agreement dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada, as the Bank.

Project Monitor’s Standard Terms Of Engagement

1.

Provide a preliminary report that addresses the following:

(a)

A review of the Project plans and specifications for completeness and adequacy, compliance with applicable permits, municipal bylaws and applicable codes to determine whether all costs (including onsite and offsite or external construction or servicing costs, soft costs and financing costs) have been identified in order to fully develop the Project.  Where final plans and specifications have not been provided, please provide comments and recommendations.

(b)

A review of the general contract, head contract, construction management contract and/or material trade contracts (as appropriate) for completeness and consistency with the Project description provided by the Bank and to determine any contract exclusions and/or amendments which may require Project budget adjustments.  Comments on the form of contracts and any risks arising there from should be made.

(c)

A review of all material contractors and/or subcontractors with comments as to their competence, performance capability and experience with the type of project proposed.  Where required, a review of the status of the contractors’ licenses should be undertaken as well. While the final decision on the requirement for bonding remains with the Bank, your review should also include advice on bonding.

(d)

A review of soil tests, geotechnical reports and/or environmental assessments to ascertain that any material recommendations appear to have been incorporated into the plans and specifications and the Project budget.

(e)

Whether any of the supply contracts provides for retention of ownership, by way of conditional sales contracts or purchase money security interests, of any personal property being supplied to the Project.

(f)

A review of the Project construction time schedule in the context of the Project plans and specifications, general contract and head contracts to determine whether it is realistic.

(g)

A review of all material cost items included (or which, in the project monitor’s opinion, ought to be included) in the Project budget with a view to determining the completeness, adequacy and reasonableness of the Project budget.  This review is to be based on:

(i)

In the case of a construction management form of administration or non-arm’s length general contract, a detailed construction estimate prepared by the project monitor OR a review by the project monitor of arm’s length trade contracts substantiating 70% of the construction budget together with a review of trade quotations or an estimate prepared by the project monitor for the remainder.

(ii)

In the case of a fixed price arm’s length general contract, a review by the project monitor of such arm’s length fixed price general contract.

In all cases, appropriate front-end loading checks are to be performed by the project monitor to ensure that the estimated cost to complete is adequate.

(h)

A review of the Project budget and cash flow projections and advise of any revisions thereto that may appear necessary.  The Project cash flow must show cash inflows and outflows separately and identify equity, financing, interim lease and/or sale revenues and GST, PST (where any portion is refundable), QST and HST.  The foregoing reviews should also include a specific opinion on the adequacy of the contingency allowance in the budget and legally required contributions to the contingency reserve fund of the applicable strata corporation (B.C. only).

(i)

A review of any approved, pending, proposed and potential change orders or revisions to date to determine their completeness, adequacy and reasonableness as to both scope and cost.

(j)

Confirmation of the Borrower’s initial equity contribution by way of a review of paid invoices, bank statements or cancelled cheques for material soft costs and an initial review of the site to determine hard construction costs incurred prior to the first draw.

(k)

For residential projects (excluding land servicing), confirmation of registration of the Project with an acceptable new home warranty program.

(l)

A review of insurance certificates or policies to determine that the sum insured, insured parties, loss payable and period of coverage are appropriate.  By way of guidance, we would expect the following minimum insurance coverage (dollar amounts for projects relate to the project costs excluding land):

•

For land servicing projects:

1.

Wrap-Up Liability Insurance, with the Bank as an additional insured: $2,000,000 for projects < $10,000,000, $5,000,000 for projects between $10,000,000 and $25,000,000 and $10,000,000 for projects >$25,000,000; and

2.

Errors and omissions coverage with respect to the Project consultants.

•

For commercial buildings and high rise residential projects:

1.

Wrap-up Liability, with the Bank as an additional insured: $5,000,000 for projects < $10,000,000, $10,000,000 for projects between $10,000,000 and $25,000,000 and $15,000,000 for projects >$25,000,000;

2.

Builder’s Risk/Course of Construction Insurance, with the Bank as first mortgagee:  Should insure the replacement cost of the project, “All Risk” policy including theft, earthquake, flood, testing and commissioning;

3.

Soft cost endorsement equal to 25% of the soft cost portion of the Project budget; and

4.

Errors and omissions coverage with respect to the Project consultants.

•

For low rise residential projects:

1.

Wrap-up Liability, with the Bank as an additional insured: $5,000,000 for projects < $10,000,000, $10,000,000 for projects >$10,000,000;

2.

Builder’s Risk/Course of Construction Insurance, with the Bank as first mortgagee:  Should insure the replacement cost of the project, “All Risk” policy including theft, earthquake, flood, testing and commissioning;

3.

Soft cost endorsement equal to 25% of the soft cost portion of the Project budget; and

4.

Errors and omissions coverage with respect to the Project consultants.

(m)

A review of all material permits, development agreements, municipal requirements, management agreements, consultants’ agreements, land purchase agreement(s) and, where applicable, any vendor financing agreement(s), which affect the Project cash flow. Financial agreements are to be reviewed for cash flow implications only.

(n)

A review of pre-sales to date, including status of the purchase and sale agreements as well as any deposits payable under such purchase and sale agreements, whether and where such deposits are held and whether the deposits are to be used in the construction of the Project and, if so, on what terms. In addition, the review is to determine whether purchaser upgrades have a material effect on the Project budget and whether or not the upgrades have been paid for directly to the Borrower.

(o)

Comments on any disagreements with the Borrower with respect to any of the above items.  Where the project monitor’s review has led to changes that have been agreed to by the Borrower and the Bank, the preliminary report must reflect this.

(p)

Comments on any potential problem areas that have been identified and which may affect completion of the Project in accordance with the budget and construction time schedule.

(q)

Recommendations on such other matters as may have become evident in the course of your review.

2.

Provide a report with each draw request under the Project credit facility, which includes the following:

(a)

A report showing the cost of work completed to date, the cumulative positive or negative value of any change orders, the amount of any holdbacks under any applicable real property lien legislation and the current estimate of cost to complete the Project.  The report will segregate construction costs from soft costs and its appendices will identify the contractors on the Project and will quantify the amount to be advanced to the Borrower and the amount of holdbacks to be retained, released and/or advanced into a project holdback account  (if applicable).  The amount of holdbacks to be released is to be supported by a properly sealed CCDC Form 9B-2001 from each subcontractor to which a holdback is being released (or, alternatively, such other form or Statutory Declaration which contains, at a minimum, the information contained in Form 9B-2001).

(b)

An update of the Project cash flow projection, together with comments on any material variances from the original cash flow projection.

(c)

An update of pre-sales to date, including status of the purchase and sale agreements as well as any deposits payable under such purchase and sale agreements, whether and where such deposits are held and whether the deposits are to be used in the construction of the Project and, if so, on what terms. In addition, the review is to determine whether purchaser upgrades have a material effect on the Project budget and whether or not the upgrades have been paid for directly to the Borrower.

(d)

Comments on material changes to the draft plans and specifications where final versions have been provided at the time of the draw.

(e)

Comments on any potential problem areas which have been identified and which may affect completion of the Project in accordance with the budget and construction time schedule, together with recommendations for budget and construction schedule revisions.

(f)

A certificate from the project monitor in the form attached as Form A or alternatively, a reporting letter that contains, at a minimum, the information contained in Form A.

(g)

A certificate from the Borrower in the form attached as Form B and, where applicable, Form D.

(h)

Such certificate(s) or declaration(s) from the contractor(s), subcontractor(s) and/or consultant(s) as the project monitor deems necessary to certify that construction is being performed in accordance with the approved plans and specifications and complies with the applicable permit(s), municipal bylaws and the applicable code(s).  Contractor declarations are to be on properly sealed CCDC Form 9A-2001 and subcontractor declarations are to be on properly sealed CCDC Form 9B-2001, or alternatively, are to be on other forms or Statutory Declarations that contain, at a minimum, the information contained in Forms 9A-2001 or 9B-2001, as applicable.  Consultant certificates are to be in the form attached in Form C or, alternatively, in a letter signed by the consultant that contains, at a minimum, the information contained in Form C.

FORM A – PROJECT MONITOR CERTIFICATE

TO: Royal Bank of Canada (“Bank”)	BORROWER: Axion Investment Corp. (“Borrower”)
ADVANCE NO:	PROJECT: Construction of 111 residential and 4 commercial condominium units located at 9643 King George Highway, Surrey, B.C. (“Project”)
CERTIFICATE DATE: [Date]	COMPLETION DATE: [Date] (“Completion Date”)

Based on my/our professional experience and qualifications and after making such reasonable enquiries as I/we have deemed necessary in the circumstances, I/we hereby certify to the Bank as follows:

1.

I/we have periodically reviewed construction since the commencement of construction and last visited the Project on [Date].

2.

In my/our opinion, as of the date hereof, the figures set forth below accurately reflect the Project costs or work completed on the Project and the costs of the remaining work required to complete the Project in accordance with the plans and specifications.  A report setting out in greater detail those elements comprising the figures set out below is attached hereto and forms part of this Certificate.

a. Project costs of work completed date:	$
b. Project costs of remaining work:	$
c. Estimated total Project costs (a+b):	$
d. Original estimate of total Project costs:	$
e. Amount of additional costs, if any (c-d):	$

3.

In my/our opinion, as of the date hereof, the remaining contingency reserve of $[insert amount] contained in 2b above is adequate given the current state of work in place and contracts entered into to complete the Project.

4.

In my/our opinion, as of the date hereof, the estimated date of completion of the Project is [insert date].  Reasons for delay, if applicable, are outlined in the attached schedule.

This certificate is given in connection with the above-referenced advance under your construction letter agreement with the Borrower indicated above and you may rely upon it in making such advance.

Dated at [City], [Province], this [   ] day of [   ], 200[ ].

[Project monitor name]

per:______________________

FORM B - REQUEST FOR ADVANCE

TO: Royal Bank of Canada (“Bank”)	BORROWER: Axion Investment Corp. (“Borrower”)
ADVANCE NO:	PROJECT: Construction of 111 residential and 4 commercial condominium units located at 9643 King George Highway, Surrey, B.C. (“Project”)
CERTIFICATE DATE: [Date]	COMPLETION DATE: [Date] (“Completion Date”)

Borrower hereby requests an advance of [insert amount in words] Dollars ($[insert amount in numbers]) for work done on the Project from [date] to [date] pursuant to the terms of the letter agreement between the Bank and the Borrower dated May 24, 2007 (the “Letter Agreement”).

Capitalized terms used and not defined herein shall have the same meaning given to them in the Letter Agreement.

After due investigation and to induce the Bank to make this advance, the Borrower hereby certifies that:

i.

The representations and warranties contained in the Letter Agreement are true and accurate in all respects as of the date hereof.

ii.

No event has occurred, or would result from this advance, which constitutes, or which, with notice, lapse of time, or both, would constitute, an Event of Default.

iii.

The Project has not been damaged by fire or other casualty and no part of the premises has been expropriated and no proceedings therefore are pending.

iv.

Construction of the Project is progressing satisfactorily so as to ensure its timely completion in accordance with the Project Schedule.

v.

    [May be deleted where the financing is for the construction of residential single family housing] The estimated Completion Date is [insert date] and the estimated cost to complete is [insert amount].

vi.

The requirements of any applicable real property lien legislation, including, where applicable, the administration of any holdback accounts, are being met and nothing has occurred subsequent to the date of the Letter Agreement which has resulted or may result in the creation of any lien or legal hypothec, charge or encumbrance upon the premises or any part thereof or which has or may substantially and adversely impair the ability of the Borrower to make all payments of principal and interest under the Letter Agreement or which has or may substantially and adversely impair the financial standing of any guarantor(s) of the obligations of the Borrower under the Letter Agreement or any security agreement given in connection therewith.

vii.

[May be deleted if property being developed is not subject to pre-leasing] If any leases of all or part of the premises are in effect or have been executed by the Borrower, the said leases are in full force and effect and, where applicable, in form satisfactory to the permanent lender and the Borrower has not breached any provisions thereof and has received no notice or other communication (written or oral) from any other party thereto notifying the Borrower of a breach or alleged breach.

viii.

The Borrower has invested in the lands and Project, as at the date hereof $[insert amount] of its own capital.

ix.

Any and all funds received from the Bank previously as advances under the Letter Agreement have been expended or are being held in trust solely for the purpose for which they were advanced; no item of construction costs previously certified to the Bank with a request for advance remains unpaid as of the date hereof; and no part of said funds has been nor any part of the funds to be received pursuant to this request for advance shall be used for any other purposes; further, there are no trade or supplier disputes.

x.

    The summary of Project costs attached hereto as Schedule A is true and accurate.

xi.

All of the statements contained in this request for advance are true, complete and accurate in all respects as of the date hereof.

xii.

You are hereby irrevocably authorized and directed to deduct from the gross proceeds of the advance and to pay all accrued and unpaid interest on the loan up to the date of the advance and all fees, disbursements and other costs or charges payable by the Borrower pursuant to the Letter Agreement.

Dated at [City], [Province] this [day] day of [month], 200[ ].

AXION INVESTMENT CORP.

per:   _____________________________

FORM C - PROJECT CONSULTANT’S CERTIFICATE

TO: Royal Bank of Canada (“Bank”)	BORROWER: Axion Investment Corp. (“Borrower”)
ADVANCE NO:	PROJECT: Construction of 111 residential and 4 commercial condominium units located at 9643 King George Highway, Surrey, B.C (“Project”)
CERTIFICATE DATE: [Date]	COMPLETION DATE: [Date] (“Completion Date”)

Based on my/our professional experience and qualifications and after making such reasonable enquiries as I/we have deemed necessary in the circumstances, I/we hereby certify to the Bank as follows:

1.

I/we have periodically inspected construction since the commencement of construction and last inspected the Project on [insert date] (the “Inspection Date”).

2.

All required permits, licenses and other authorizations have been obtained and are being maintained.

3.

Construction and development of the Project up to and including the Inspection Date has been performed in a good and workmanlike manner.

4.

Construction and development of the Project up to and including the Inspection Date has been performed substantially in accordance with (i) the plans and specifications, (ii) all applicable building codes, municipal bylaws and regulations, (iii) all required permits, licenses and other authorizations and (iv) all applicable laws, rules and regulations including, without limitation, environmental laws.

This certificate is given in connection with the above-referenced advance under your construction letter agreement with the Borrower indicated above and you may rely upon it in making such advance.

Dated at [City], [Province], this [   ] day of [   ], 200[ ].

[Consultant’s name]

per:

__________________________

FORM D - BUILDERS LIEN OFFICERS DECLARATION & DIRECTION TO PAY

TO: Royal Bank of Canada (“Bank”)	BORROWER: Axion Investment Corp. (“Borrower”)
ADVANCE NO:	PROJECT: Construction of 111 residential and 4 commercial condominium units located at 9643 King George Highway, Surrey, B.C (“Project”)
CERTIFICATE DATE: [Date]	COMPLETION DATE: [Date] (“Completion Date”)

1.

I, [insert name], of [city, province] am the [title] of the Borrower and I have knowledge of the letter agreement between the Bank and the Borrower dated May 24, 2007 (the “Letter Agreement”) and the security defined therein.

2.

The representations and warranties contained in the Letter Agreement and the security are true and accurate in all respects as of the date hereof.

3.

The requirements of the applicable real property lien legislation (the “Act”) are being met for the Project and nothing has occurred subsequent to the date of the Letter Agreement or the security which has or may result in the creation of any lien, charge or encumbrance on the lands of the Project or any part thereof or which has or may substantially and adversely impair the Borrower’s ability to make all payment of principal and interest and all other costs as required by the Letter Agreement or the security or which has or may have or may substantially and adversely impair the financial standing of any guarantor(s) or the Borrower’s obligations under the Letter Agreement or the security.

4.

The Bank is authorized to deduct the following amount(s) from the advance to which this certificate applies and deposit that amount into the holdback account(s) established pursuant to the Act for the Project (the “Project Holdback Account(s)”) as follows:

$[amount] to account no.[insert number] at [name of branch] branch (the “Holdback” or collectively, the “Holdbacks”).

5.

By holding the amounts the Borrower presently has on deposit in the Project Holdback Account(s) and by depositing the Holdback(s) into the Project Holdback Account(s) as described above, the Borrower is complying with all applicable provisions of the Act relating to holdbacks and holdback accounts.

6.

The Borrower acknowledges that the Bank is not in any way responsible for the administration of the Project Holdback Account(s), including, but not limited to such matters as determining the amount of holdbacks required by the Act to be deposited into the Project Holdback Account(s), the number of Project Holdback Account(s) required for the Project or when monies are to be withdrawn from the Project Holdback Account(s) and I further acknowledge that it is solely the Borrower’s responsibility to ensure the administration of the Project Holdback Account(s) complies with the requirements of the Act.

7.

There are no trade or supplier disputes that the Bank has not been made aware of in writing.

8.

All statements contained herein are true, complete and accurate.

Dated at [City], [Province], this [date] day of [month], 200[ ].

AXION INVESTMENT CORP.

per:______________________

Schedule “E” to the agreement dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada, as the Bank.

PROJECT CONSULTANT’S CERTIFICATE

TO: Royal Bank of Canada (“Bank”)	BORROWER: Axion Investment Corp. (“Borrower”)
ADVANCE NO:	PROJECT: Construction of 111 residential and 4 commercial condominium units located at 9643 King George Highway, Surrey, B.C (“Project”)
CERTIFICATE DATE: [Date]	COMPLETION DATE: [Date] (“Completion Date”)

Based on my/our professional experience and qualifications and after making such reasonable enquiries as I/we have deemed necessary in the circumstances, I/we hereby certify to the Bank as follows:

1.

I/we have periodically inspected construction since the commencement of construction and last inspected the Project on [insert date] (the “Inspection Date”).

2.

All required permits, licenses and other authorizations have been obtained and are being maintained.

3.

Construction and development of the Project up to and including the Inspection Date has been performed in a good and workmanlike manner.

4.

Construction and development of the Project up to and including the Inspection Date has been performed substantially in accordance with (i) the plans and specifications, (ii) all applicable building codes, municipal bylaws and regulations, (iii) all required permits, licenses and other authorizations and (iv) all applicable laws, rules and regulations including, without limitation, environmental laws.

5.

In my/our opinion, as of the date hereof, the figures set forth below accurately reflect the Project costs or work completed on the Project and the costs of the remaining work required to complete the Project in accordance with the plans and specifications.  A report setting out in greater detail those elements comprising the figures set out below is attached hereto and forms part of this Certificate.

a. Project costs of work completed date:	$
b. Project costs of remaining work:	$
c. Estimated total Project costs (a+b):	$
d. Original estimate of total Project costs:	$
e. Amount of additional costs, if any (c-d):	$

6.

In my/our opinion, as of the date hereof, the remaining contingency reserve of $[insert amount] contained in 5b above is adequate given the current state of work in place and contracts entered into to complete the Project.

7.

In my/our opinion, as of the date hereof, the estimated date of completion of the Project is [insert date]. Reasons for delay, if applicable, are outlined in the attached schedule.

This certificate is given in connection with the above-referenced advance under your construction letter agreement with the Borrower indicated above and you may rely upon it in making such advance.

Dated at [City], [Province], this [   ] day of [   ], 200[ ].

[Consultant’s Name]

per:____________________________

Schedule “F” to the agreement dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada, as the Bank.

BUILDERS LIEN OFFICERS DECLARATION & DIRECTION TO PAY

TO: Royal Bank of Canada (“Bank”)	BORROWER: Axion Investment Corp. (“Borrower”)
ADVANCE NO:	PROJECT: Construction of 111 residential and 4 commercial condominium units located at 9643 King George Highway, Surrey, B.C (“Project”)
CERTIFICATE DATE: [Date]	COMPLETION DATE: [Date] (“Completion Date”)

1.

I, [insert name], of [city, province] am the [title] of the Borrower and I have knowledge of the letter agreement between the Bank and the Borrower dated May 24, 2007 (the “Letter Agreement”) and the security defined therein.

2.

The representations and warranties contained in the Letter Agreement and the security are true and accurate in all respects as of the date hereof.

3.

The requirements of the applicable real property lien legislation (the “Act”) are being met for the Project and nothing has occurred subsequent to the date of the Letter Agreement or the security which has or may result in the creation of any lien, charge or encumbrance on the lands of the Project or any part thereof or which has or may substantially and adversely impair the Borrower’s ability to make all payment of principal and interest and all other costs as required by the Letter Agreement or the security or which has or may have or may substantially and adversely impair the financial standing of any guarantor(s) or the Borrower’s obligations under the Letter Agreement or the security.

4.

The Bank is authorized to deduct the following amount(s) from the advance to which this certificate applies and deposit that amount into the holdback account(s) established pursuant to the Act for the Project (the “Project Holdback Account(s)”) as follows:

$[amount] to account no.[insert number] at [name of branch] branch (the “Holdback” or collectively, the “Holdbacks”).

5.

By holding the amounts the Borrower presently has on deposit in the Project Holdback Account(s) and by depositing the Holdback(s) into the Project Holdback Account(s) as described above, the Borrower is complying with all applicable provisions of the Act relating to holdbacks and holdback accounts.

6.

The Borrower acknowledges that the Bank is not in any way responsible for the administration of the Project Holdback Account(s), including, but not limited to such matters as determining the amount of holdbacks required by the Act to be deposited into the Project Holdback Account(s), the number of Project Holdback Account(s) required for the Project or when monies are to be withdrawn from the Project Holdback Account(s) and I further acknowledge that it is solely the Borrower’s responsibility to ensure the administration of the Project Holdback Account(s) complies with the requirements of the Act.

7.

There are no trade or supplier disputes that the Bank has not been made aware of in writing.

8.

All statements contained herein are true, complete and accurate.

Dated at [City], [Province], this [date] day of [month], 200[ ].

AXION INVESTMENT CORP.

per:

______________________

Schedule “G” to the agreement dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada, as the Bank.

COMPLIANCE CERTIFICATE

TO: Royal Bank of Canada (“Bank”)	BORROWER: Axion Investment Corp. (“Borrower”)
PROJECT: Construction of 111 residential and 4 commercial condominium units located at 9643 King George Highway, Surrey, B.C (“Project”)	COMPLETION DATE: [Date] (“Completion Date”)

I, ___________________________________, the [insert title] of Axion Investment Corp. hereby certify as of _______________________[insert date]:

1.

I am familiar with and have examined the provisions of the letter agreement (the "Letter Agreement") dated May 24, 2007, between Axion Investment Corp., as Borrower, and Royal Bank of Canada (the “Bank”), as the Bank, and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower.  Terms defined in the Letter Agreement have the same meanings when used in this certificate.

2.

The representations and warranties contained in the Letter Agreement are true and accurate in all respects as of the date hereof.

3.

No event has occurred which constitutes, or which, with notice, lapse of time, or both, would constitute, an Event of Default.

4.

The Project has not been damaged by fire or other casualty and no part of the premises has been expropriated and no proceedings therefore are pending.

5.

Construction of the Project is progressing satisfactorily so as to ensure its timely completion in accordance with the Project Schedule.

6.

[May be deleted where the financing is for the construction of residential single family housing] The estimated Completion Date is [insert date] and the estimated cost to complete is [insert amount].

7.

The requirements of any applicable real property lien legislation, including, where applicable, the administration of any holdback accounts, are being met and nothing has occurred subsequent to the date of the Letter Agreement which has resulted or may result in the creation of any lien or legal hypothec, charge or encumbrance upon the premises or any part thereof or which has or may substantially and adversely impair the ability of the Borrower to make all payments of principal and interest under the Letter Agreement or which has or may substantially and adversely impair the financial standing of any guarantor(s) of the obligations of the Borrower under the Letter Agreement or any security agreement given in connection therewith.

8.

[May be deleted if property being developed is not subject to pre-leasing] If any leases of all or part of the premises are in effect or have been executed by the Borrower, the said leases are in full force and effect and, where applicable, in form satisfactory to the permanent lender and the Borrower has not breached any provisions thereof and has received no notice or other communication (written or oral) from any other party thereto notifying the Borrower of a breach or alleged breach.

9.

The Borrower has invested in the lands and Project, as at the date hereof $[insert amount] of its own capital.

10.

Any and all funds received from the Bank previously as advances under the Letter Agreement have been expended or are being held in trust solely for the purpose for which they were advanced; no item of construction costs previously certified to the Bank with a request for advance remains unpaid as of the date hereof; further, there are no trade or supplier disputes.

11.

The summary of Project costs attached hereto as Schedule A is true and accurate.

12.

All of the statements contained in this certificate are true, complete and accurate in all respects as of the date hereof.

Dated this

day of

, 20       .

Per: _________________________________
Name:________________________________
Title:_________________________________

Exhibit 99

ABLEAUCTIONS OBTAINS DEVELOPMENT PERMIT AND $11.7 MILLION CREDIT FACILITY FOR INVESTMENT PROPERTY

Coquitlam, British Columbia – July 30, 2007 – Ableauctions.com (AMEX:AAC) announced today that it has obtained a development permit from the City of Surrey and a credit facility from the Royal Bank of Canada for the development of its proposed condominium project in Surrey.  The amount of the credit facility is $11.7 million.  The Company estimates that the total cost to develop the property will be approximately $17.2 million, which includes land, soft costs, construction and financing.

The project is located at 9655 King George Highway.  The Company acquired the 1.46 acre property in August 2005 for $1,270,000.  The project consists of a retail facility of approximately 4,300 square feet and a residential complex of approximately 80,000 square feet which will consist of 111 condominiums.  The Company has presold all of the condominiums and has placed approximately $2.14 million in deposits into a trust account with Macdonald Realty Ltd.  If the Company is successful in selling all of the condominiums, it expects to receive sale proceeds of approximately $22.4 million.

The estimated date for issuance of the building permit from the City of Surrey and the start of construction is August 15, 2007.  The estimated date of completion is March 15, 2009.

Under the terms of the credit facility issued by the Royal Bank of Canada, the borrower, Axion Investment Corporation, the Company’s wholly owned subsidiary, is required to spend approximately $3.92 million on the project.  To date it has spent approximately $3.5 million.  The credit facility is secured by guarantees from Axion Investment Corporation and Ableauctions.com Inc. and with the property.  The advances will accrue interest at the rate of prime plus .50%.

The credit facility is conditioned upon a number of requirements, including appraisal of the project, an environmental report, a soils report, confirmation of permits and approvals, engagement of a project monitor, schedule of pre-sales contracts, insurance, fixed price contracts for at least 80% of the project hard construction costs, and other requirements that the bank may reasonably require.

If the development is suspended for any reason, including but not limited to the Company’s inability to obtain financing or permits, it will not be able to recover all of its expenses.  There can be no assurance that the development will be successful or that developing the property in this manner will increase, or even maintain, its value.

FOR FURTHER INFORMATION PLEASE CONTACT:

        Coal Harbor Communications

        Steve Kubota

        (604) 699-8615 or Toll Free: 1-866-405-3955

        Fax: (604) 662-4547 (FAX)

        Email: steve@coal-harbor.com or

        Email: info@coal-harbor.com

        Website: www.coal-harbor.com

        Ableauctions.com

        Karen Grace - (604) 521-3369

        Email: investorrelations@ableauctions.com

        Website: www.ableauctions.com

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements."   Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in the  industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, loss of management personnel, an inability to obtain financing as and when we need it, competition from other businesses, our ability to implement or manage our expansion strategy, general economic conditions, zoning approvals and permits, delays during construction,  labor disputes, increasing materials costs, real estate market decline, and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.  E.&O.E.